Exhibit 10.13
Executives
FINANCIAL ENGINES, INC.
2009 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD
     You have been granted the following Restricted Stock Award (“RSA”) of Common Stock of FINANCIAL ENGINES, INC. (the “Company”) under the Company’s 2009 Stock Incentive Plan (the “Plan”):

Date of Grant:	[Date of Grant]

Name of Recipient:	[Name of Recipient]

Total Number of Shares Subject to the RSA:	[Total Shares]

Fair Market Value per Share:	$[Value Per Share]

Total Fair Market Value Of Award:	$[Total Value]

Vesting Commencement Date:	[_________]

Vesting Schedule:	[1/8th of the Shares subject to this Award vest when you complete each three-month period of continuous Service as an Employee or a Consultant from the Vesting Commencement Date.] Notwithstanding the foregoing, upon the consummation of a Change in Control, the vesting of the Shares subject to this Award shall accelerate with respect to that number of Shares that would have vested during the twelve (12) months following the consummation of the Change in Control.
     By your signature and the signature of the Company’s representative below, you and the Company agree that this RSA is granted under and governed by the term and conditions of the Plan and the Restricted Stock Award Agreement (the “Agreement”), both of which are attached to and made a part of this document.
     By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.
FINANCIL ENGINES, INC.
NOTICE OF RESTRICTED STOCK AWARD

[NAME OF RECIPIENT]	FINANCIAL ENGINES, INC.

By:

Title:

FINANCIL ENGINES, INC.
NOTICE OF RESTRICTED STOCK AWARD

FINANCIAL ENGINES, INC.
2009 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Payment For RSA	No cash payment is required for the RSA you receive. You are receiving the RSA in consideration for Services rendered by you.

Vesting	The Shares subject to the RSA that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Award.

No additional Shares subject to the RSA vest after your Service as an Employee or a Consultant has terminated for any reason.

Shares Restricted	Unvested Shares subject to the RSA will be considered “Restricted Shares.” Except to the extent permitted by the Committee, you may not sell, transfer, assign, pledge or otherwise dispose of Restricted Shares.

Forfeiture	If your Service terminates for any reason, then your Shares subject to the RSA will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. This means that the Restricted Shares will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves Of Absence	For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

Stock Certificates	The certificates for the Restricted Shares have stamped on them a special legend referring to the forfeiture restrictions. In addition to or in lieu of imposing the legend, the Company may hold the certificates in escrow. As your vested percentage increases, you may request (at reasonable intervals) that the Company release to you a non-legended certificate for your vested Shares subject to the RSA.

Shareholder Rights	During the period of time between the date of grant and the date the Restricted Shares become vested, you shall have all the rights of a shareholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth above. Accordingly, you shall have the right to vote the Restricted Shares and to receive any
FINANCIL ENGINES, INC.
RESTRICTED STOCK AWARD AGREEMENT

cash dividends paid with respect to the Restricted Shares.

Withholding Taxes	No Shares will be released to you unless you have made arrangements acceptable to the Company to pay withholding taxes that may be due as a result of this Award or the vesting of the Shares. These arrangements, at the sole discretion of the Company, may include (a) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), (b) having the Company withhold Shares that otherwise would be released to you when they vest having a Fair Market Value equal to the amount necessary to satisfy the minimum statutory withholding amount, or (c) any other arrangement approved by the Company. The Fair Market Value of any Shares withheld, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer with respect to this Award from your wages or other cash compensation payable to you by the Company or your actual employer.

Restrictions On Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company Shares, or a merger or a reorganization of the Company, the forfeiture provisions described above will apply to all new, substitute or additional securities or other assets to which you are entitled by reason of your ownership of the Shares.

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of
FINANCIL ENGINES, INC.
RESTRICTED STOCK AWARD AGREEMENT

personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.
BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN.
FINANCIL ENGINES, INC.
RESTRICTED STOCK AWARD AGREEMENT